UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2010

GRANTO, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150388	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16 Monarch Way, Kinnelon, NJ 07405
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 732-600-8830

137 4th Street, Riverside Vill. Sta Lucia Pasig City, the Philippines
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 12, 2010, Rosalinda Ritualo resigned from her position of President, Chief Executive Officer, Chief Financial Officer and Director and Nanette Mercado resigned from her position on our board of directors. As a result of the resignations, we appointed Janet Gargiulo as our sole director and officer. The resignation and appointment is effective March 12, 2010.

There was no disagreement between Ms. Ritualo and Ms. Mercado and our company’s policies or procedures.

There are no family relationships between Ms. Gargiulo and our board of directors.

Janet Gargiulo is President, Secretary, Treasurer, CEO, CFO and sole Director of the company. She has been an independent business consultant for 10 years. Her experience includes working with management of privately-held companies to maximize productivity as well as general corporate matters. Ms. Gargiulo has experience in various industries including transportation, premium and promotional marketing, and industrial custodial services.

Ms Gargiulo has not had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that will materially affect us:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANTO, INC.

By:

/s/ Janet Gargiulo
Janet Gargiulo
President, Secretary and Treasurer

March 15, 2010